SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 18, 1999
                                                          ------------

                                APPLEWOODS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        DELAWARE                    0-27850                  13-3859709
        --------                    -------                  ----------
     (STATE OR OTHER              (COMMISSION               (IRS EMPLOYER
     JURISDICTION OF              FILE NUMBER)            IDENTIFICATION NO.)
       FORMATION)



     15 WEST 26TH STREET, NEW YORK, NEW YORK                        10010
     ---------------------------------------                        -----
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 679-8515
                                                   --------------


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)
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

ITEM 5.  OTHER EVENTS.

         Applewoods, Inc., a Delaware corporation (the "Registrant"), is the holding company of its wholly owned subsidiary Applewoods International Limited ("AIL"), an English corporation. Applewoods, Inc. has no other operating subsidiaries, nor any other significant assets.

         On May 6, 1999, Mr. Ian E. Walker and Mr. Keith R. Morgan, both of Pannell Kerr Forster, Chartered Accountants, were appointed as the joint administrative receivers of the assets, property, and undertaking of AIL, in accordance with Section 46(1)(b) of the Insolvency Act 1986 written under English law. The appointment was made under the powers contained in a debenture in favor of Mr. Roger M. Buoy, Chairman and Chief Executive of the Registrant and AIL.

         It is the duty and prime purpose of the receivers to dispose of the property of AIL and to pay the proceeds therefrom to the debenture holder in discharge of the secured debt, subject to certain classes of "preferential" claims. While the receivers examine the financial position and prospects of the business, AIL continues to trade under their supervision.

         It is anticipated that, following the disposition of the business of AIL, the Registrant will have minimal assets, if any, and will not hold any interest in an operating entity.

         (a)      Exhibits.

                  Appointment letter dated May 6, 1999, of joint administrative receivers by Roger M. Buoy.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                   APPLEWOODS, INC.




                                   /s/ DAVID H. KNIGHT
                                   ---------------------------------------------
                                       David H. Knight
                                       Company Secretary


Dated:  May 28, 1998